Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-123524 on Form S-3 and Registration Statement Nos. 333-165101, 333-165098, 333-104258, 333-64171, 333-64173, 333-79741, 333-54266 and 333-123521 on Form S-8 of our report relating to the financial statements and financial statement schedule of SurModics, Inc. dated December 14, 2011, February 13, 2012 as to the effects of a restatement, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1, and our report relating to the effectiveness of SurModics, Inc.’s internal control over financial reporting dated December 14, 2011, February 13, 2012 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised), which report expresses an adverse opinion on the effectiveness of SurModics, Inc.’s internal control over financial reporting because of a material weakness, appearing in the Annual Report on Form 10-K/A of SurModics, Inc. for the year ended September 30, 2011.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 13, 2012